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                                                              EXHIBIT 10.15.3

                              SECOND AMENDMENT TO
                           THE RALPHS GROCERY COMPANY
                           RETIREMENT SUPPLEMENT PLAN

                 Ralphs Grocery Company (the "Company") maintains the Ralphs Grocery Company Retirement Supplement Plan (the "Plan") for the benefit of its eligible Employees, effective as of January 1, 1994. The Plan was amended effective January 1, 1995.

                 Effective as of June 14, 1995, the Food 4 Less Supermarkets, Inc. shall merge with and into Ralphs Supermarkets, Inc. ("RSI"). Immediately following said merger, the Company, a wholly owned operating subsidiary of RSI, will merge with and into RSI and RSI will change its name to Ralphs Grocery Company which shall be the sponsor and the Company under the Plan effective immediately following said mergers.

                 In order to amend the Plan to provide for said mergers and to clarify the eligibility provisions under the Plan following said mergers, this Second Amendment to the Plan was adopted by a resolution of the Board of Directors of the Company, effective as of June 14, 1995. This Second Amendment, together with the First Amendment and the original Plan, constitute the entire Plan as amended to date.

                 1. Section 1.23A is hereby added to the Plan to read in its entirety as follows:

       1.22A "Prior Employer" shall mean a prior employer of Participants which employer is designated by the Board as a Prior Employer. Such designation shall also include the terms and extent for credit to be provided for service with such Prior Employer and the extent to which compensation paid by such Prior Employer shall be included as Compensation under the Plan.

                 2. Section 2.1 of the Plan is hereby amended to read in its entirety as follows:

         2.1     Participation Criteria

                 Except as otherwise provided herein, an Employee shall automatically become a Participant in this Plan if he is employed by the Company throughout a Plan Year and his compensation during that year exceeds the limit under Section 401(a)(17) of the Code on the amount of wages which may be taken into account in computing benefits under the Basic Plan. In addition, except as otherwise provided herein, an Employee shall automatically become a Participant in the Plan if he is a Store Director, District Manager or Assistant District Manager of the Company; provided that such Employee commences receipt of benefits from the Basic Plan upon termination of his employment with the Company. Any Employee not named in the preceding two sentences shall also become a Participant in the Plan if he is named as a Participant by the Administrator.

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                 Each former employee of Food 4 Less Supermarkets, Inc.
                 immediately prior to June 14, 1995 who becomes an Employee on June 14, 1995 shall be eligible to become a Participant in this Plan on the date designated by the Board of Directors which is not later than January 1, 1997; provided, however, that he satisfies the other requirements described in this paragraph.

                 Executed as of the _____ day of June, 1995.


                                        RALPHS GROCERY COMPANY



                                        By: /s/ Jan Charles Gray
                                           --------------------------
                                                    Officer



                                        By: /s/ Alan J. Reed
                                           --------------------------
                                                    Officer





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